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                                Exhibit (15)(b)

                       STATE STREET RESEARCH GROWTH TRUST
                   RULE 12b-1 PLAN FOR DISTRIBUTION OF SHARES


         WHEREAS, State Street Research Growth Trust, an unincorporated association of the type commonly known as a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

         WHEREAS, the Trust is authorized to (a) issue shares of beneficial interest in separate series, with the shares of each such series representing the interests in a separate portfolio of securities and other assets, and (b) divide the shares within each such series into two or more classes;

         WHEREAS, one such class has been designated as Class B(1) (the shares of such class being hereinafter referred to as "Shares");

         WHEREAS, the Trust has established the State Street Research Growth Fund (each such portfolio, together with all other series made subject to this Rule 12b-1 Plan (this "Plan"), being referred to herein individually as a "Series" and collectively as the "Series");

         WHEREAS, the Trust may be deemed a distributor of the Shares within the meaning of Rule 12b-1 under the Act, and desires to adopt this Plan, and has adopted a related Distribution Agreement (the "Agreement") with State Street Research Investment Services, Inc., the Trust's principal underwriter (the "Distributor") pursuant to such Rule; and

         WHEREAS, the Board of Trustees as a whole, and the Trustees who are not interested persons (as defined in the Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or the Agreement and any agreements relating to it (the "Qualified Trustees"), having determined, in the exercise of their reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the Act, that there is a reasonable likelihood that this Plan and the Agreement will benefit each Series and its shareholders, have accordingly approved this Plan and the Agreement by votes cast in person at a meeting called for the purpose of voting on this Plan and the Agreement and any agreements related thereto.

         NOW, THEREFORE, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

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SECTION 1.     PAYMENTS TO THE DISTRIBUTOR

         (a) SERVICE FEES. The Trust shall pay the Distributor a service fee at the end of each month at the annual rate of 0.25% of average daily net assets attributable to the Shares of each Series to compensate the Distributor and any securities firms or other third parties who render personal services to and/or maintain shareholder accounts for the holders of Shares of such Series.

         (b) DISTRIBUTION FEES. The Trust shall pay the Distributor a distribution fee under the Plan at the end of each month at the annual rate of 0.75% of average daily net assets attributable to the Shares of each Series to compensate the Distributor for services provided and expenses incurred by it in connection with sales, promotional and marketing activities relating to the Shares of such Series.

         Payment of the distribution fee described in this Paragraph 1(b) shall be subject to any limitation set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

SECTION 2.     PAYMENTS FROM OTHER SOURCES

         To the extent that any payments made by the Trust to the Distributor or State Street Research & Management Company (the "Adviser"), including payment of investment management fees, should be deemed to be an indirect financing of any activity primarily resulting in the sale of Shares within the scope of Rule 12b-1 under the Act, then such payments shall be deemed to be authorized by this Plan.

SECTION 3.     TERM AND TERMINATION

         (a) EFFECTIVENESS. This Plan shall become effective with respect to each Series as of the later of (i) the date on which a Registration Statement with respect to Shares of such Series becomes effective under the Securities Act of 1933, as amended, or (ii) the date on which such Series commences offering its Shares to the public. This Plan shall continue in effect with respect to each Series until one (1) year from the date of such effectiveness, unless the continuation of this Plan shall have been approved with respect to the Series in accordance with the provisions of Section 3(b) hereof.

         (b) CONTINUATION. This Plan and the Agreement shall continue in effect with respect to each Series thereof subsequent to the initial term specified in
Section 3(a) for so long as such continuance is specifically approved at least annually by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Plan, subject to any shareholder approval requirements existing under applicable law.


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         (c)   TERMINATION.

                  (i) This Plan may be terminated at any time with respect to the Trust or any Series thereof, as the case may be, by vote of a majority of the Qualified Trustees, or by vote of a majority of the outstanding voting securities of the Trust or that Series, as the case may be. This Plan may remain in effect with respect to a Series thereof even if it has been terminated in accordance with this Section 3(c) with respect to such Series or one or more other Series of the Trust.

                  (ii) The Agreement may be terminated at any time, without penalty, with respect to the Trust or any Series, as the case may be, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Trust or that Series, as the case may be, on sixty (60) days' written notice to the Distributor. In addition, the Agreement provides for automatic termination in the event of its assignment.


SECTION 4.     AMENDMENTS

         This Plan may be amended with respect to the Trust or a Series thereof in the manner provided for annual renewal in Section 3(b) hereof; provided, however, that this Plan may not be amended to increase materially the amount of distribution expenditures provided for in Section 1 hereof unless such amendment is approved by a vote of a majority of the outstanding voting securities of each Series thereof with respect to which a material increase in the amount of distribution expenditures is proposed.

SECTION 5.     INDEPENDENT TRUSTEES

         While this Plan is in effect with respect to any Series, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

SECTION 6.     QUARTERLY REPORTS

         The Treasurer of the Trust and the Treasurer of the Distributor shall provide to the Trustees of the Trust and the Trustees shall review, at least quarterly, a written report of the amounts expended for distribution pursuant to this Plan and the purposes for which such expenditures were made.


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SECTION 7.     RECORD KEEPING

         The Trust shall preserve copies of this Plan, the Agreement and any related agreements and all reports made pursuant to Section 6 hereof, for a period of not less than six (6) years from the date of this Plan, and the Agreement, the agreements or such reports, as the case may be, for the first two
(2) years in an easily accessible place.

SECTION 8.     LIMITATION OF LIABILITY

         The term "State Street Research Growth Trust" means and refers to the Trustees of the Trust from time to time serving under the First Amended and Restated Master Trust Agreement dated February 5, 1993 (the "Master Trust Agreement") as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Master Trust Agreement. This Plan and its execution and delivery have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Master Trust Agreement. The Master Trust Agreement further provides, and it is expressly agreed, that each Series shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations and that no other Series shall be responsible or liable for the same.


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         IN WITNESS WHEREOF, the Trust and the Distributor have executed this
Rule 12b-1 Plan on the day and year set forth below in Boston, Massachusetts.


ATTEST:                                       STATE STREET RESEARCH
                                              GROWTH TRUST

/s/ Darman Wing
-----------------------------                 By: /s/ Gerard P. Maus
                                                 -------------------------------
                                                 Gerard P. Maus
                                                 Treasurer

ATTEST:                                       STATE STREET RESEARCH
                                              INVESTMENT SERVICES, INC.

/s/ Darman Wing
------------------------------                 By: /s/ C. Troy Shaver, Jr.
                                                 -------------------------------
                                                 C. Troy Shaver, Jr.
                                                 President

Date:    January 1, 1999
         ---------------------


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